Exhibit 99.2

NEUBASE THERAPEUTICS, INC.

NEUBASE THERAPEUTICS, INC.

Balance Sheets

(Unaudited)

	December 31,	September 30,
	2018	2018
	Restated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$137,190	$249,600
Other current assets	-	1
TOTAL ASSETS	$137,190	$249,601

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	165,169	$41,497
Warrant liabilities	104,902	-
Total Liabilities	270,071	41,497

LONG-TERM LIABILITIES
Convertible notes payable, net	259,614	250,000

Total Long-term Liabilities	259,614	250,000

TOTAL LIABILITIES	529,685	291,497

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.00001 par value; 15,000,000 shares authorized; 5,620,000 shares issued and 4,245,000 shares outstanding as of December 31, 2018, 5,620,000 shares issued and outstanding as of September 30, 2018	56	56
Treasury stock, at cost; 1,375,000 shares	(14)	-
Additional paid-in capital	1,137,903	-
Accumulated deficit	(1,530,440)	(41,952)
Total stockholders' equity (deficit)	(392,495)	(41,896)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$137,190	$249,601

The accompanying notes are an integral part of these unaudited financial statements.

NEUBASE THERAPEUTICS, INC.

Statement of Operations

(Unaudited)

Three Months Ended December 31,
2018
Restated
OPERATING EXPENSES
General and administrative expenses	$422,010
Research and development expenses	4,876
Research and development expense- license acquired	1,046,965
TOTAL OPERATING EXPENSES	1,473,851

LOSS FROM OPERATIONS	(1,473,851)

OTHER EXPENSE
Interest expense	(14,637)
Total other expenses, net	(14,637)

NET LOSS	$(1,488,488)

BASIC AND DILUTED LOSS PER SHARE	$(0.26)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC AND DILUTED	5,753,696

The accompanying notes are an integral part of these unaudited financial statements

 NEUBASE THERAPEUTICS, INC.

Statement of Stockholders’ Equity (Deficit)

(Unaudited)

	Treasury Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance as of September 30, 2018	-	$-	5,620,000	$56	$-	$(41,952)	$(41,896)
Stock-based compensation expense	-	-	-	-	293,303	-	293,303
Repurchase of common stock	(1,375,000)	(14)	-	-	-	-	(14)
Common stock for research and development expense- license acquired	-	-	-	-	844,600	-	844,600
Net loss	-	-	-	-	-	(1,488,488)	(1,488,488)
Balance as of December 31, 2018- Restated	(1,375,000)	$(14)	5,620,000	$56	$1,137,903	$(1,530,440)	$(392,495)

The accompanying notes are an integral part of these unaudited financial statements

NEUBASE THERAPEUTICS, INC.

Statement of Cash Flows

(Unaudited)

Three Months Ended December 31,
2018
Restated
Cash flows from operating activities:
Net loss	$(1,488,488)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation	293,303
Research and development expense - license acquired	1,046,965
Non-cash amortization on convertible notes	9,614
Non-cash interest expense on convertible notes	5,023
Changes in operating assets and liabilities
Other current assets	1
Accounts payable and accrued expenses	118,649
Net cash used in operating activities	(14,933)
Cash flows from investing activities
Payment of transaction costs for license acquired	(43,463)
Cash paid for license acquired	(54,000)
Net cash used in investing activities	(97,463)
Cash flows from financing activities
Repurchase of common stock	(14)
Net cash used in financing activities	(14)
Net decrease in cash and cash equivalents	(112,410)
Cash and cash equivalents, beginning of period	249,600
Cash and cash equivalents, end of period	$137,190

Supplemental disclosure of cash flow information:
Cash paid for interest	$-
Cash paid for income taxes	$-
Non-cash investing and financing activities:
Common stock for research and development expense-license acquired	$844,600
Fair value of warrant liability issued for research and development expense- license acquired	$104,902

The accompanying notes are an integral part of these unaudited financial statements

NeuBase Therapeutics, Inc.

Notes to Unaudited Financial Statements- Restated

December 31, 2018

NOTE 1 – DESCRIPTION OF BUSINESS

NeuBase Therapeutics, Inc. (“we,” “us,” “our,” “Legacy NeuBase” or the “Company”) is developing its modular peptide-nucleic acid antisense oligonucleotide (PATrOL™) platform to address genetic diseases caused by mutant proteins with a single, cohesive approach. The systemically-deliverable PATrOL therapies aims to improve upon current gene silencing treatments by combining the advantages of synthetic approaches with the precision of antisense technologies. The Company intends to use its platform to address repeat expansion disorders, with an initial focus on Huntington’s Disease and Myotonic Dystrophy, as well as other dominant genetic disorders. Legacy NeuBase was incorporated on August 28, 2018 and has a fiscal year end of September 30th.

On July 12, 2019, the Company completed a reverse acquisition transaction in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of January 2, 2019, by and among Ohr Pharmaceutical, Inc. (“Ohr”), Ohr Acquisition Corp. (“Merger Sub”), and the Company, as amended by the First Amendment thereto made and entered into as of June 27, 2019 (as amended, the “Acquisition Agreement”), pursuant to which Merger Sub merged with and into Legacy NeuBase, with Legacy NeuBase (renamed as “NeuBase Corporation”) surviving as a wholly owned subsidiary of Ohr (the “Ohr Acquisition”). On July 12, 2019, immediately after completion of the Ohr Acquisition, Ohr changed its name to “NeuBase Therapeutics, Inc.”

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information. Accordingly, these financial statements do not include certain information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows as of and for the three months ended December 31, 2018 have been made.

It is suggested that these unaudited financial statements be read in conjunction with the audited financial statements and notes of Legacy NeuBase for the period from August 28, 2018 (inception) to September 30, 2018.

Going Concern

To date, the Company has no revenue and management expects continuing operating losses and negative cash outflows in the future.

The accompanying consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

The Company has funded its operations through December 31, 2018 through the issuance of convertible notes (see Note 6). Subsequent to December 31, 2018, the Company has funded its operations through the issuance of common stock .

The Company’s future liquidity and capital funding requirements will depend on numerous factors, including:

•	its ability to raise additional funds to finance its operations;
•	its ability to maintain compliance with the listing requirements of The Nasdaq Capital Market (“Nasdaq”) following the Ohr Acquisition;
•	the outcome, costs and timing of clinical trial results for the Company’s current or future product candidates;
•	the extent and amount of any indemnification claims;

•	litigation expenses and the extent and amount of any indemnification claims;
•	the emergence and effect of competing or complementary products;
•	its ability to maintain, expand and defend the scope of its intellectual property portfolio, including the amount and timing of any payments the Company may be required to make, or that it may receive, in connection with the licensing, filing, prosecution, defense and enforcement of any patents or other intellectual property rights;
•	its ability to retain its current employees and the need and ability to hire additional management and scientific and medical personnel;
•	the terms and timing of any collaborative, licensing or other arrangements that it has or may establish;
•	the trading price of its common stock; and
•	its ability to increase the number of authorized shares outstanding to facilitate future financing events.

The Company will need to raise substantial additional funds through one or more of the following: issuance of additional debt or equity, or the completion of a licensing transaction for one or more of the Company’s pipeline assets. If the Company is unable to maintain sufficient financial resources, its business, financial condition and results of operations will be materially and adversely affected. This could affect future development and business activities and potential future clinical studies and/or other future ventures. Failure to obtain additional equity or debt financing will have a material, adverse impact on the Company’s business operations. There can be no assurance that the Company will be able to obtain the needed financing on acceptable terms or at all. Additionally, equity or debt financings will likely have a dilutive effect on the holdings of the Company’s existing stockholders. Accordingly, there are material risks and uncertainties that raise substantial doubt about the Company’s ability to continue as a going concern.

NOTE 2 – RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED FINANCIAL STATEMENTS

License Agreement with Carnegie Mellon University

On December 17, 2018, the Company entered into a License Agreement with Carnegie Mellon University (the “CMU License Agreement”). Under the CMU License Agreement, Carnegie Mellon University (“CMU”) granted the Company an exclusive, worldwide right to the PATrOL™ technology, with patents and patent applications describing composition of matter and uses of the platform.

As partial consideration for the license right, the Company issued and delivered to CMU 820,000 shares of the Company’s common stock, which constituted 8.2% of the then fully-diluted capitalization of the Company. Further, as partial consideration for the license right, the Company issued a warrant to CMU, exercisable only upon the earlier of (i) the day that the Company receives cumulative capital funding or revenues equal to $2 million or (ii) 30 days prior to any change of control event that provides for the issuance of shares, for a number of shares of the Company common stock sufficient such that when added to the 820,000 shares of the Company’s common stock, CMU holds in the aggregate an amount equal to 8.2% of the fully-diluted capitalization of the Company; provided, however, that for purposes of calculating 8.2%, only the first $2 million of capital funding shall be considered in the determination of the Company’s fully-diluted capitalization, (the “CMU Warrant”). The CMU Warrant had an aggregate exercise price of $10.00. Under the CMU License Agreement, CMU has preemptive rights with respect to certain future sales of securities by the Company for capital-raising purposes, “piggyback” registration rights and co-sale rights with respect to certain resales of shares of the Company by the Company’s stockholders.

The Company’s unaudited interim condensed financial statements and related disclosures as of, and for the three months ended, December 31, 2018 (the “Fiscal Q1 2019 Quarterly Financials”) previously accounted for the acquisition of the PATrOL™ technology license as the acquisition of a license and the license was capitalized as an intangible asset. The fair value of the common stock and warrant consideration transferred for the license was initially estimated using the per share price observed in Legacy NeuBase’s private placement commitments entered into with prospective investors, which was approximately $1.61 per share of Legacy NeuBase common stock. The aggregate value of the capitalized license was approximately $1.5 million.

In November 2019, the Company determined that the PATrOL™ technology license did not meet the criteria to be capitalized as it had not achieved regulatory approval, and as the PATrOL™ technology license was the only identified asset in the transaction, the consideration paid for the license should be expensed as in-process research and development. Additionally, the Company engaged a third party valuation firm to value the Company’s common stock and warrants issued in exchange for the license and the Company identified all components of consideration transferred, including cash consideration of approximately $0.05 million and acquisition costs of approximately $0.04 million. The fair value of Legacy NeuBase common stock and warrants issued in exchange for the license was determined to be approximately $0.8 million and $0.1 million, respectively, based upon a fair value of the Company’s common stock of $1.03 per share.

The consideration paid for the license right is as follows:

Cash consideration	$54,000
Acquisition costs	43,463
Fair value of common stock	844,600
Fair value of warrant liability issued	104,902
Total consideration	$1,046,965

The correction of the accounting treatment and valuations associated with the PATrOL™ technology license resulted in a decrease in intangible assets of approximately $1.5 million at December 31, 2018 and an increase in research and development expense- license acquired of approximately $1.0 million for the three months ended December 31, 2018.

Share-based compensation

In connection with the valuation adjustments to the PATrOL™ technology license consideration, the Company also determined that valuations pertaining to certain share-based awards, due to their proximity to the valuation of the consideration issued in connection with the PATrOL license, should be adjusted as the share-based awards were initially valued using the per share price observed in Legacy NeuBase’s private placement commitments entered into with prospective investors, which was approximately $1.61 per share of Legacy NeuBase common stock.

The fair value of stock option awards granted in the three months ended December 31, 2018 were recalculated using the Black Scholes option pricing model using a per share-price of $1.03 of Legacy NeuBase common stock. The key assumptions used to estimate the fair value of the stock options granted during the three months ended December 31, 2018 included:

Three months ended December 31,
2018
Expected term of options (years)	5.5-6.0
Expected common stock price volatility	76%
Risk-free interest rate	2.5%
Expected dividend yield	-

The correction of the valuations and timing of recognizing the awards granted resulted in a restatement of share-based compensation expense and a net decrease of approximately $0.2 million in share-based compensation expense for the three months ended December 31, 2018.

Legacy NeuBase Common Stock Valuations

To determine the fair value of Legacy NeuBase’s common stock, the Company considered, among other things, contemporaneous valuations of the Company’s common stock, the Company’s business, financial condition and results of operations, including related industry trends affecting its operations; the likelihood of achieving a liquidity event, such as an initial public offering, or IPO, or sale, given prevailing market conditions; the lack of marketability of the Company’s common stock; the market performance of comparable publicly traded companies; and U.S. and global economic and capital market conditions.

Restated Amounts

The following tables set forth the effects of the foregoing restatement adjustments on affected line items within the Company’s previously issued unaudited statement of operations for the three months ended December 31, 2018, unaudited balance sheet as of December 31, 2018, unaudited statement of cash flows for the three months ended December 31, 2018 and unaudited statement of changes in stockholders’ equity (deficit) for the three months ended December 31, 2018. These tables also include adjustments for certain other immaterial items including the correction of the amortization of the convertible note discount.

Statement of Operations

	For the three months ended December 31, 2018
	As Previously Reported	Adjustments	As Restated

General and administrative expenses	$620,692	$(198,682)	$422,010
Research and development expenses	54,459	(49,583)	4,876
Research and development expenses- license acquired	-	1,046,965	1,046,965
Total operating expenses	675,151	798,700	1,473,851
Loss from operations	(675,151)	(798,700)	(1,473,851)
Interest expense	(4,521)	(10,116)	(14,637)
Total other expenses	(4,521)	(10,116)	(14,637)
Net loss	$(679,672)	$(808,816)	$(1,488,488)
Basic and diluted loss per common share	$(0.13)		$(0.26)
Weighted average shares outstanding:
Basic and diluted	5,216,467		5,753,696

Balance Sheet

	December 31, 2018
	As Previously Reported	Adjustments	As Restated
Assets
Intangible assets, net	$1,488,301	$(1,488,301)	$-
Total assets	1,625,491	(1,488,301)	137,190
Liabilities
Accounts payable and accrued expenses	164,667	502	165,169
Warrant liabilities	163,356	(58,454)	104,902
Convertible notes payable	250,000	9,614	259,614
Total Liabilities	578,023	(48,338)	529,685
Stockholders' equity (deficit)
Additional paid-in capital	1,769,050	(631,147)	1,137,903
Accumulated deficit	(721,624)	(808,816)	(1,530,440)
Total stockholders' equity (deficit)	1,047,468	(1,439,963)	(392,495)
Total liabilities and stockholders' equity (deficit)	$1,625,491	$(1,488,301)	$137,190

Statement of Cash Flows

	For the three months ended December 31, 2018
	As Previously Reported	Adjustments	As Restated
Cash flows from operating activities:
Net loss	$(679,672)	$(808,816)	$(1,488,488)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation	444,105	(150,802)	293,303
Research and development expense - license acquired	-	1,046,965	1,046,965
Non-cash amortization on convertible notes	-	9,614	9,614
Non-cash interest expense on convertible notes	-	5,023	5,023
Changes in operating assets and liabilities
Prepaid expenses and other current assets	-	1	1
Accounts payable and accrued expenses	123,170	(4,521)	118,649
Net cash used in operating activities	(112,397)	97,464	(14,933)
Cash flows from investing activities
Payment of transaction costs for license acquired	-	(43,463)	(43,463)
Cash paid for license acquired	-	(54,000)	(54,000)
Net cash used in investing activities	-	(97,463)	(97,463)
Cash flows from financing activities
Repurchase of common stock	(14)	-	(14)
Proceeds from stock subscription	1	(1)	-
Net cash used in financing activities	(13)	(1)	(14)
Net decrease in cash and cash equivalents	(112,410)	-	(112,410)
Cash and cash equivalents, beginning of period	249,600	-	249,600
Cash and cash equivalents, end of period	$137,190	$-	$137,190

Non-cash investing and financing activities:
Common stock for research and development expense- license acquired	$1,324,945	$(480,345)	$844,600
Fair value of warrant liability issued for research and development expense- license acquired	$163,356	$(58,454)	$104,902

Statement of Changes in Stockholders’ Equity (Deficit)

	Treasury Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance as of December 31, 2018- As Reported	(1,375,000)	$(14)	5,260,000	$56	$1,769,050	$(721,624)	$1,047,468
Adjustments:
Stock-based compensation	-	-	-	-	(150,802)	-	(150,802)
Common stock for research and development expense- license acquired	-	-		-	(480,345)	-	(480,345)
Net loss	-	-	-	-	-	(808,816)	(808,816)
Balance as of December 31, 2018- As Restated	(1,375,000)	$(14)	5,260,000	$56	$1,137,903	$(1,530,440)	$(392,495)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly-liquid investments purchased with short term maturities to be cash equivalents. The Company had no cash equivalents as of December 31, 2018.

Fair Value of Financial Instruments

In accordance with ASC 820, the carrying value of cash and cash equivalents, accounts payable and notes payable approximates fair value due to the short-term maturity of these instruments. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 - Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3 - Unobservable inputs, where there is little or no market activity for the asset or liability. These inputs reflect the reporting entity’s own beliefs about the assumptions that market participants would use in pricing the asset or liability, based on the best information available in the circumstances.

The following table presents the Company’s fair value hierarchy for its warrant liabilities measured at fair value on a recurring basis at December 31, 2018:

	Fair Value Measurements as of December 31, 2018
	(Level 1)	(Level 2)	(Level 3)	Total
Liabilities
Warrant liabilities	$-	-	$104,902	$104,902

The fair value of the warrant liabilities as of December 31, 2018 was based on the estimated fair value of the Company’s common stock of $1.03 per share. The assumptions used in determining the price per share as of December 31, 2019 include the price per share of $1.61 observed in Legacy NeuBase’s private placement commitments entered into with prospective investors and a discount for a lack of marketability of approximately 36.1%. The Company deemed it reasonable to value the warrants in this manner as the nature of the warrants more likely resembles shares of common stock rather than the right to purchase shares at a future date. Factors considered in reaching this conclusion include that the exercise price of the warrant shares is a nominal amount and that the warrant shares will be automatically exercised in full and converted into common shares upon the occurrence of the triggering event.

The change in fair value of the warrant liabilities for the three months ended December 31, 2018 is as follows:

Fair value as of September 30, 2018	$-
Warrants issued in connection with license acquired	104,902
Fair value as of December 31, 2018	$104,902

Research and Development

Research and development expenses are expensed in the statement of operations as incurred in accordance with FASB ASC 730, Research and Development. Research and development expenses include patent, share-based compensation and legal fees. The Company incurred net research and development expenses of $4,876 for the quarter ended December 31, 2018.

Research and Development Expense- Licenses Acquired

The Company evaluates whether acquired intangible assets are a business under applicable accounting standards.  Additionally, the Company evaluates whether the acquired assets have an alternative future use. Intangible assets that do not have alternative future use are considered acquired in-process research and development.  When the acquired in-process research and development assets are not part of a business combination, the value of the consideration paid is expensed on the acquisition date.  Future costs to develop these assets are recorded to research and development expense as they are incurred.

Related Parties

The Company follows the provisions of ASC 850, “Related Party Disclosures”, which requires the nature of the relationship, a description of the transactions, and amounts including transactions which no amounts or nominal amounts were ascribed, and periods of the transactions to be disclosed.

A party is considered to be related to us if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with us. Related parties also include our principal owners, our management, members of the immediate families of our principal owners and our management and other parties with which we may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties, or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests, is also a related party.

Recent Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its consolidated financial position or results of operations.

In June 2018, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standard Update (“ASU”) 2018-07, Compensation- Stock Compensation (Topic 718) Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The guidance also specifies that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The Company early adopted this standard as of October 1, 2018. The Company did not grant share-based payment awards during the period from August 28, 2018 (inception) through September 30, 2018. Accordingly, the adoption of this standard did not have a material effect on the Company’s consolidated financial statements and related disclosures.

The Company has decided to early adopt the amendments in ASU 2017-11 Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Companies and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception, effective at the Company’s inception date.

NOTE 4 – LICENSE AGREEMENT WITH CARNEGIE MELLON UNIVERSITY

On December 17, 2018, the Company entered into the CMU License Agreement. Under the CMU License Agreement, CMU granted the Company an exclusive, worldwide right to the PATrOL™ technology, with patents and patent applications describing composition of matter and uses of the platform.

As partial consideration for the license right, the Company issued and delivered to CMU 820,000 shares of the Company’s common stock, which constituted 8.2% of the then fully-diluted capitalization of the Company. Further, as partial consideration for the license right, the Company issued a warrant to CMU, exercisable only upon the earlier of (i) the day that the Company receives cumulative capital funding or revenues equal to $2 million or (ii) 30 days prior to any change of control event that provides for the issuance of shares, for a number of shares of the Company’s common stock sufficient such that when added to the 820,000 shares of the Company’s common stock, CMU holds in the aggregate an amount equal to 8.2% of the fully-diluted capitalization of the Company; provided, however, that for purposes of calculating 8.2%, only the first $2 million of capital funding shall be considered in the determination of the Company’s fully-diluted capitalization. Under the CMU License Agreement, CMU has preemptive rights with respect to certain future sales of securities by the Company for capital-raising purposes, “piggyback” registration rights and co-sale rights with respect to certain resales of shares of the Company by the Company’s stockholders.

Pursuant to the CMU License Agreement, the Company must achieve certain milestones to demonstrate certain developments of the licensed product. The Company may obtain one six-month extension to meet each milestone with a nominal payment to CMU. Further, subject to certain conditions, the Company will pay to CMU royalties at a percentage of net sales in the low single digits and sublicensing fees.

The Company recognized research and development expense totaling approximately $1,046,965 during the three months ended December 31, 2018 for the value of consideration paid in connection with the license agreement. The consideration paid for the license right is as follows:

Cash consideration	$54,000
Acquisition costs	43,463
Fair value of common stock	844,600
Fair value of warrant liability issued	104,902
Total consideration	$1,046,965

NOTE 5 – EQUITY

Common Stock

The Company’s Board of Directors has the authority to issue up to 15,000,000 shares of common stock, $0.00001 par value per share. At September 30, 2018, the Company had sold 5,620,000 shares of restricted common stock to the Company’s founders and other employees and service providers for gross proceeds of $55 and a subscription receivable of $1. The restricted stock issued to the Company’s employees may be repurchased by the Company for a 36 month period following the purchase of the restricted common stock, subject to the amount available for repurchase, in the event the purchaser is no longer providing services to the Company. Shares subject to repurchase may be repurchased by the Company at a price per share equal to the lesser of (i) the fair market value of the shares at the time the repurchase option is exercised, as determined by the Company’s Board of Directors and (ii) the original purchase price. The Company may exercise its repurchase option as to any or all of the shares available for repurchase at any time after the restricted stock purchaser ceases to provide services to the Company. During the period ended December 31, 2018, the Company repurchased 1,375,000 shares of common stock resulting in an increase of $14 in the Company’s treasury stock balance.

Equity Incentive Plan

The Board of Directors has the authority to issue up to 3,275,000 stock options, stock appreciation rights, and restricted shares of common stock pursuant to the Company’s 2018 Equity Incentive Plan (the “Plan”). During the three months ended December 31, 2018, the Company’s Board of Directors reduced the amount of shares authorized under the plan from 4,400,000 to 3,275,000.

Stock Based Compensation

The Company follows the provisions of ASC 718 – Stock Compensation which requires all share-based payments to employees and nonemployees, including grants of employee stock options, be recognized in the income statement based on their fair values.

In December 2018, the Company granted options to purchase an aggregate of 3,275,000 shares of common stock to an executive officer and a consultant. The options vest in equal monthly installments over a period of forty-eight months and twenty-four months, respectively, from the vesting commencement dates. The options have an exercise price of $0.001 per share and expire ten years from the grant dates.

The following assumptions were used to calculate the fair value of options on the date of grant:

Expected term	5.5 to 6.0 years
Expected volatility	76%
Expected dividends	0%
Risk-free rates	2.50%

The fair value of stock option grants are estimated on the date of grant using the Black-Scholes option-pricing model. The Company was historically a private company and lacked company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies. Additionally, due to an insufficient history with respect to stock option activity and post-vesting cancellations, the expected term assumption for employee grants is based on a permitted simplified method, which is based on the vesting period and contractual term for each tranche of awards. The mid-point between the weighted-average vesting term and the expiration date is used as the expected term under this method. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect for time periods approximately equal to the expected term of the award. Expected dividend yield is zero based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

The fair value of the Company’s common stock was estimated to be $1.03 per share at December 31, 2018. In order to determine the fair value, the Company considered, among other things, contemporaneous valuations of the Company’s common stock, the Company’s business, financial condition and results of operations, including related industry trends affecting its operations; the likelihood of achieving a liquidity event, such as an initial public offering, or IPO, or sale, given prevailing market conditions; the lack of marketability of the Company’s common stock; the market performance of comparable publicly traded companies; and U.S. and global economic and capital market conditions.

During the three month period ended December 31, 2018, the Company recognized $293,303 of expense related to options granted. Unamortized option expense as of December 31, 2018 for all options outstanding amounted to $3,079,947. The Company expects to recognize this compensation cost over a weighted-average period of 1.87 years.

Below is a table summarizing activity for the three month period ended December 31, 2018.

	Number of shares	Weighted Average Exercise Price
Options outstanding at September 30, 2018	—	—
Granted	3,275,000	$0.001
Exercised	—	—
Forfeited or expired	—	—
Options outstanding at December 31, 2018	3,275,000	$0.001
Exercisable at December 31, 2018	275,000	$0.001

As of December 31, 2018, the outstanding options have a weighted average remaining term of 10.0 years and an intrinsic value of $3,369,975.

Equity Issuance for License Rights

As described in Note 4, on December 17, 2018, the Company entered into an agreement with CMU in which the Company acquired rights to certain technology owned and licensed by CMU relating to the Company’s development programs. As consideration for the license rights granted by CMU, the Company issued 820,000 shares of common stock and a warrant exercisable only upon the earlier of (i) the day that the Company receives cumulative capital funding or revenues equal to $2 million or (ii) 30 days prior to any change of control event that provides for the issuance of shares, for a number of shares of the Company’s common stock sufficient such that when added to the 820,000 shares of the Company’s common stock, Carnegie Mellon holds in the aggregate an amount equal to 8.2% of the fully-diluted capitalization of the Company; provided, however, that for purposes of calculating 8.2%, only the first $2 million of capital funding shall be considered in the determination of the Company’s fully -diluted capitalization. The aggregate purchase price of the CMU warrant is $10.

The Company estimates that 101,847 warrants to purchase common stock will be issuable pursuant to the CMU warrant. Accordingly, the Company has recorded the warrant at a fair value of $104,902 based on the estimated fair value of the Company’s common stock. The Company deemed it reasonable to value the warrants in this manner as the nature of the warrants more likely resembles shares of common stock rather than the right to purchase shares at a future date. Factors considered in reaching this conclusion include that the exercise price of the warrant shares is a nominal amount and that the warrant shares will be automatically exercised in full and converted into common shares upon the occurrence of the triggering event.

The shares issuable pursuant to the CMU License Agreement were issued in January 2019.

NOTE 6 – NOTES PAYABLE

On September 12, 2018, the Company issued a convertible promissory note in the amount of $250,000 to an investor. The note is subject to annual interest of 6% and matures on September 11, 2020. The outstanding principal and accrued interest of the note automatically converts to equity at a 10% discount to the price per share paid by other purchasers of preferred or common stock in a qualified financing of at least $5,000,000. During the three months ended December 31, 2018, the Company recognized cumulative interest expense of $14,637 under this note, which includes $9,614 related to the amortization of the discount on the convertible note agreement.

The Company has decided to early adopt the amendments in ASU 2017-11 related to the accounting classification of financial instruments that include down round features. As a result of the early adoption of ASU 2017-11, the Company determined that the contingent conversion option does not qualify for derivative accounting. The Company also evaluated the convertible note for a beneficiation conversion feature and determined that none exists as of the date the note was issued.

NOTE 7 – RELATED PARTY TRANSACTION

From inception through the period ended December 31, 2018, the Company utilized the services of LifeX Labs LLC (“LifeX”). These services included accounting consultation and office space rental. Dietrich Stephan, the Company’s CEO, was the CEO and a director of LifeX until December 28, 2018, when he resigned all positions within LifeX. During the three months ended December 31, 2018, LifeX was paid $4,520 by the Company.

NOTE 8 – SUBSEQUENT EVENTS

The Company evaluated subsequent events through May 6, 2019, the date of which these statements were available for issuance and identified the following:

On January 2, 2019, NeuBase, Ohr Pharmaceutical, Inc. (“Ohr Pharmaceutical”), and Ohr Acquisition Corp. entered into a merger agreement, pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the merger agreement, Ohr Acquisition Corp. will merge with and into NeuBase with NeuBase becoming a wholly-owned subsidiary of Ohr Pharmaceutical and the surviving corporation of the merger. The merger is intended to qualify for federal tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Subject to the terms and conditions of the merger agreement, at the effective time of the merger (the “Effective Time”) each outstanding share of NeuBase common stock, including shares of NeuBase capital stock issued in, or issued upon conversion, exercise or exchange of securities issued in the financing, will be converted into the right to receive the number of shares of Ohr Pharmaceutical common stock equal to the exchange ratio described below; each outstanding NeuBase stock option that has not previously been exercised prior to the Effective Time will be assumed by Ohr Pharmaceutical and become an option to purchase Ohr Pharmaceutical’s common stock; and the warrant to purchase shares of common stock of NeuBase will be converted into and become a warrant to purchase shares of Ohr Pharmaceutical’s common stock.

Under the exchange ratio formula in the merger agreement, as of immediately after the merger, the NeuBase securityholders as of immediately prior to the closing of the merger are expected to own approximately 80% of the aggregate number of shares of Ohr Pharmaceutical’s common stock issued and outstanding following the consummation of the merger, and the stockholders of Ohr Pharmaceutical as of immediately prior to the merger are expected to own approximately 20% of the aggregate number of post-closing shares. NeuBase anticipates that it will issue and sell not less than $4,000,000 (the gross proceeds received by NeuBase) of its equity securities (including securities convertible, exercisable or exchangeable into such equity securities) prior to the Effective Time. The NeuBase Allocation Percentage will be increased by 0.1% for every $100,000 that the NeuBase Proceeds exceeds $4,000,000, and the Ohr Pharmaceutical Allocation Percentage will be decreased by 0.1% for every $100,000 that the NeuBase exceeds $4,000,000. Immediately following the Effective Time, the name of “Ohr Pharmaceutical, Inc.” will be changed to “NeuBase Therapeutics, Inc.” The merger agreement contemplates that, immediately after the Effective Time, the board of directors will consist of five members, all of which will be designated by NeuBase. The executive officers of NeuBase immediately after the Effective Time will be designated by NeuBase, with NeuBase’s Chief Executive Officer, Dietrich Stephan, remaining as NeuBase’s Chief Executive Officer. The merger agreement contains customary representations, warranties and covenants made by NeuBase and Ohr Pharmaceutical including covenants relating to obtaining the requisite approvals of the stockholders of NeuBase and Ohr Pharmaceutical, indemnification of directors and the officers, and NeuBase and Ohr Pharmaceutical signing the merger agreement and the closing of the merger.

Consummation of the merger is subject to certain closing conditions, including among other things, approval by the stockholders of NeuBase and Ohr Pharmaceutical. The merger agreement contains certain termination rights for both NeuBase and Ohr Pharmaceutical, and further provides that, upon termination of the merger agreement under specified circumstances, NeuBase may be required to pay Ohr Pharmaceutical a termination fee of $250,000 or Ohr Pharmaceutical may be required to pay NeuBase a termination fee of $250,000. In accordance with the terms of the merger agreement, the officers and directors of Ohr Pharmaceutical have each entered into a support agreement with Ohr Pharmaceutical and NeuBase, and the officers, directors and certain affiliated stockholders of NeuBase have each entered into a support agreement with NeuBase and Ohr Pharmaceutical. The support agreements place certain restrictions on the transfer of the shares of NeuBase and Ohr Pharmaceutical held by the respective signatories thereto and include covenants as to the voting of such shares in favor of approving the transactions contemplated by the merger agreement and against any actions that could adversely affect the consummation of the merger concurrently with the execution of the merger agreement, the officers and directors of Ohr Pharmaceutical, and the officers, directors and certain stockholders of NeuBase, each entered into lock-up agreements pursuant to which they have agreed, among other things, not to sell or dispose of any shares of Ohr Pharmaceutical common stock which are or will be beneficially owned by NeuBase at the Effective Time until the date that is 90 days after the Effective Time.

On January 2, 2019, NeuBase entered into a consulting agreement with Tribal Capital Markets, LLC, for services to be provided to NeuBase. Pursuant to the agreement, the consultants purchased 1,489,412 shares of restricted common stock for gross proceeds of approximately $1,500. The restricted stock may be repurchased by the company for a 36 month period following the purchase of the restricted common stock, subject to the amount available for repurchase, in the event the consulting agreement is terminated. Shares subject to repurchase may be repurchased by NeuBase at a price per share equal to the lesser of (i) the fair market value of the shares at the time the repurchase option is exercised, as determined by NeuBase’s board of directors and (ii) the original purchase price. The Company may exercise its repurchase option as to any or all of the shares available for repurchase at any time after the consulting agreement is terminated.

On January 8, 2019, LifeX terminated the agreement with NeuBase, and accordingly, NeuBase has no remaining obligations from the agreement. Through the termination date, $8,995 was paid to LifeX for services.

On January 21, 2019, NeuBase issued a convertible promissory note in the amount of $250,000 to a related party. The note is subject to annual interest of 6% and matures on January 21, 2021. The outstanding principal and accrued interest of the note automatically converts to equity at a 10% discount to the price per share paid by other purchasers of preferred or common stock in a qualified financing of at least $2,000,000.

On January 30, 2019, NeuBase issued an additional convertible promissory note in the amount of $250,000 to an investor. The note is subject to annual interest of 6% and matures on January 30, 2021. The outstanding principal and accrued interest of the Note automatically converts to equity, at a 10% discount to the price per share paid by other purchasers of preferred or common stock in a qualified financing of at least $2,000,000.

On February 4, 2019, NeuBase issued an additional convertible promissory note in the amount of $100,000 to an investor. The note is subject to 6% interest and mature on February 3, 2021. The outstanding principal and accrued interest of the Note automatically converts to equity, at a 10% discount to the price per share paid by other purchasers of preferred or common stock in a qualified financing of at least $2,000,000.

Between March 5, 2019 and March 7, 2019, NeuBase entered into irrevocable commitment letters with certain accredited investors, pursuant to which, such investors irrevocably committed to purchase shares of NeuBase common stock immediately prior to the merger in a private placement transaction for an aggregate purchase price of approximately $8.4 million.

On March 12, 2019, NeuBase entered into a sublease agreement with StartUptown, an entity controlled by Carnegie Mellon University ("CMU"). CMU is a related party to NeuBase. The monthly rent on the one year lease is $2,532 and NeuBase provided a security deposit of $2,532 upon signature of the agreement. The total sublease liability for the term of the lease is $30,381 excluding the security deposit. The sublease includes an option to extend the agreement for up to six months.

NEUBASE THERAPEUTICS, INC.

NEUBASE THERAPEUTICS, INC.

Balance Sheets

(Unaudited)

	March 31, 2019	September 30, 2018
	Restated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$462,493	$249,600
Other current assets	2,532	1
Total Current Assets	465,025	249,601

EQUIPMENT, net	31,650	-

TOTAL ASSETS	$496,675	$249,601

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$627,497	$41,497
Warrant liabilities	143,604	-
Total Current Liabilities	771,101	41,497

LONG-TERM LIABILITIES
Convertible notes payable, net	892,224	250,000

Total Long-term Liabilities	892,224	250,000

TOTAL LIABILITIES	1,663,325	291,497

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.00001 par value; 15,000,000 shares authorized; 6,554,412 shares issued and outstanding as of March 31, 2019; 5,620,000 shares issued and outstanding as of September 30, 2018	65	56
Additional paid-in capital	2,393,535	-
Accumulated deficit	(3,560,250)	(41,952)
Total stockholders' equity (deficit)	(1,166,650)	(41,896)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$496,675	$249,601

The accompanying notes are an integral part of these unaudited financial statements.

NEUBASE THERAPEUTICS, INC.

Statements of Operations

(Unaudited)

	Three Months Ended March 31,	Six Months Ended March 31,
	2019	2019
	Restated
OPERATING EXPENSES
General and administrative expenses	$1,914,368	$2,336,378
Research and development expenses	33,126	38,002
Research and development expense- license acquired	-	1,046,965
TOTAL OPERATING EXPENSES	1,947,494	3,421,345

LOSS FROM OPERATIONS	(1,947,494)	(3,421,345)

OTHER EXPENSE
Interest expense	(43,614)	(58,251)
Change in fair value of warrant liabilities	(38,702)	(38,702)
Total other expenses	(82,316)	(96,953)

NET LOSS	$(2,029,810)	$(3,518,298)

BASIC AND DILUTED LOSS PER SHARE	$(0.34)	$(0.60)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC AND DILUTED	5,961,009	5,856,213

The accompanying notes are an integral part of these unaudited financial statements

NEUBASE THERAPEUTICS, INC.

Statement of Stockholders’ Equity (Deficit)

(Unaudited)

	Treasury Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance as of September 30, 2018	-	$-	5,620,000	$56	$-	$(41,952)	$(41,896)
Stock-based compensation expense	-	-	-	-	293,303	-	293,303
Repurchase of common stock	(1,375,000)	(14)	-	-	-	-	(14)
Common stock for research and development expense-license acquired	-	-	-	-	844,600	-	844,600
Net loss for the three months ended December 31, 2018	-	-	-	-	-	(1,488,488)	(1,488,488)
Balance as of December 31, 2018- Restated	(1,375,000)	$(14)	5,620,000	$56	$1,137,903	$(1,530,440)	$(392,495)
Stock-based compensation expense	-	-	-	-	1,254,171	-	1,254,171
Issuance of restricted stock for services	-	-	1,489,412	15	1,459	-	1,474
Issuance of common stock for research and development expense- license acquired	-	-	820,000	8	(8)	-	-
Retirement of common stock	1,375,000	14	(1,375,000)	(14)	-	-	-
Cash received for prefunded warrants	-	-	-	-	10	-	10
Net loss for the three months ended March 31, 2019	-	-	-	-	-	(2,029,810)	(2,029,810)
Balance as of March 31, 2019- Restated	-	$-	6,554,412	$65	$2,393,535	$(3,560,250)	$(1,166,650)

The accompanying notes are an integral part of these unaudited financial statements

NEUBASE THERAPEUTICS, INC.

Statement of Cash Flows

(Unaudited)

For the Six Months Ended March 31,
2019
Restated
Cash flows from operating activities:
Net loss	$(3,518,298)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation	1,547,474
Research and development expense - license acquired	1,046,965
Change in fair value of warrant liabilities	38,702
Non-cash amortization on convertible notes	42,224
Non-cash interest expense on convertible notes	16,027
Changes in operating assets and liabilities
Other current assets	(2,531)
Accounts payable and accrued expenses	569,973
Net cash used in operating activities	(259,464)
Cash flows used in investing activities
Purchase of laboratory and office equipment	(31,650)
Payment of transaction costs for license acquired	(43,463)
Cash paid for license acquired	(54,000)
Net cash used in investing activities	(129,113)
Cash flows provided by financing activities
Proceeds from issuance of convertible notes	600,000
Proceeds from issuance of common shares for services	1,474
Proceeds from prefunded warrant	10
Repurchase of common stock	(14)
Net cash provided by financing activities	601,470

Net increase in cash and cash equivalents	212,893
Cash and cash equivalents, beginning of period	249,600
Cash and cash equivalents, end of period	$462,493

Supplemental disclosure of cash flow information:
Cash paid for interest	$-
Cash paid for income taxes	$-
Non-cash investing and financing activities:
Issuance of common stock for research and development expense-license acquired	$844,600
Fair value of warrant liability issued for research and development expense- license acquired	$104,902

The accompanying notes are an integral part of these unaudited financial statements

NeuBase Therapeutics, Inc.

Notes to Unaudited Financial Statements Restated

March 31, 2019

NOTE 1 – DESCRIPTION OF BUSINESS

NeuBase Therapeutics, Inc. (“we,” “us,” “our,” “Legacy NeuBase” or the “Company”) is developing its modular peptide-nucleic acid antisense oligonucleotide (PATrOL™) platform to address genetic diseases caused by mutant proteins with a single, cohesive approach. The systemically-deliverable PATrOL therapies aims to improve upon current gene silencing treatments by combining the advantages of synthetic approaches with the precision of antisense technologies. The Company intends to use its platform to address repeat expansion disorders, with an initial focus on Huntington’s Disease and Myotonic Dystrophy, as well as other dominant genetic disorders. Legacy NeuBase was incorporated on August 28, 2018 and has a fiscal year end of September 30th.

On July 12, 2019, the Company completed a reverse acquisition transaction in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of January 2, 2019, by and among Ohr Pharmaceutical, Inc. (“Ohr”), Ohr Acquisition Corp. (“Merger Sub”), and the Company, as amended by the First Amendment thereto made and entered into as of June 27, 2019 (as amended, the “Acquisition Agreement”), pursuant to which Merger Sub merged with and into Legacy NeuBase, with Legacy NeuBase (renamed as “NeuBase Corporation”) surviving as a wholly owned subsidiary of Ohr (the “Ohr Acquisition”). On July 12, 2019, immediately after completion of the Ohr Acquisition, Ohr changed its name to “NeuBase Therapeutics, Inc.”

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information. Accordingly, these financial statements do not include certain information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows as of and for the three and six months ended March 31, 2019 have been made.

It is suggested that these unaudited financial statements be read in conjunction with the audited financial statements and notes of Legacy NeuBase for the period from August 28, 2018 (inception) to September 30, 2018.

Going Concern

To date, the Company has no revenue and management expects continuing operating losses and negative cash outflows in the future.

The accompanying consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

The Company has funded its operations through March 31, 2019 through the issuance of convertible notes (see Note 7). Subsequent to March 31, 2019, the Company has funded its operations through the issuance of common stock.

The Company’s future liquidity and capital funding requirements will depend on numerous factors, including:

•	its ability to raise additional funds to finance its operations;
•	its ability to maintain compliance with the listing requirements of The Nasdaq Capital Market (“Nasdaq”) following the Ohr Acquisition;
•	the outcome, costs and timing of clinical trial results for the Company’s current or future product candidates;
•	the extent and amount of any indemnification claims;
•	litigation expenses and the extent and amount of any indemnification claims;

•	the emergence and effect of competing or complementary products;
•	its ability to maintain, expand and defend the scope of its intellectual property portfolio, including the amount and timing of any payments the Company may be required to make, or that it may receive, in connection with the licensing, filing, prosecution, defense and enforcement of any patents or other intellectual property rights;
•	its ability to retain its current employees and the need and ability to hire additional management and scientific and medical personnel;
•	the terms and timing of any collaborative, licensing or other arrangements that it has or may establish;
•	the trading price of its common stock; and
•	its ability to increase the number of authorized shares outstanding to facilitate future financing events.

The Company will need to raise substantial additional funds through one or more of the following: issuance of additional debt or equity, or the completion of a licensing transaction for one or more of the Company’s pipeline assets. If the Company is unable to maintain sufficient financial resources, its business, financial condition and results of operations will be materially and adversely affected. This could affect future development and business activities and potential future clinical studies and/or other future ventures. Failure to obtain additional equity or debt financing will have a material, adverse impact on the Company’s business operations. There can be no assurance that the Company will be able to obtain the needed financing on acceptable terms or at all. Additionally, equity or debt financings will likely have a dilutive effect on the holdings of the Company’s existing stockholders. Accordingly, there are material risks and uncertainties that raise substantial doubt about the Company’s ability to continue as a going concern.

NOTE 2 – RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED FINANCIAL STATEMENTS

License Agreement with Carnegie Mellon University

On December 17, 2018, the Company entered into a License Agreement with Carnegie Mellon University (the “CMU License Agreement”). Under the CMU License Agreement, Carnegie Mellon University (“CMU”) granted the Company an exclusive, worldwide right to the PATrOL™ technology, with patents and patent applications describing composition of matter and uses of the platform.

As partial consideration for the license right, the Company issued and delivered to CMU 820,000 shares of the Company’s common stock, which constituted 8.2% of the then fully-diluted capitalization of the Company. Further, as partial consideration for the license right, the Company issued a warrant to CMU, exercisable only upon the earlier of (i) the day that the Company receives cumulative capital funding or revenues equal to $2 million or (ii) 30 days prior to any change of control event that provides for the issuance of shares, for a number of shares of the Company common stock sufficient such that when added to the 820,000 shares of the Company’s common stock, CMU holds in the aggregate an amount equal to 8.2% of the fully-diluted capitalization of the Company; provided, however, that for purposes of calculating 8.2%, only the first $2 million of capital funding shall be considered in the determination of the Company’s fully-diluted capitalization, (the “CMU Warrant”). The CMU Warrant had an aggregate exercise price of $10.00. Under the CMU License Agreement, CMU has preemptive rights with respect to certain future sales of securities by the Company for capital-raising purposes, “piggyback” registration rights and co-sale rights with respect to certain resales of shares of the Company by the Company’s stockholders.

The Company’s unaudited interim condensed financial statements and related disclosures as of and for the three and six months ended March 31, 2019 previously accounted for the acquisition of the PATrOL™ technology license as the acquisition of a license and the license was capitalized as an intangible asset. The fair value of the common stock and warrant consideration transferred for the license was initially estimated using the per share price observed in Legacy NeuBase’s private placement commitments entered into with prospective investors, which was approximately $1.61 per share of Legacy NeuBase common stock. The aggregate value of the capitalized license was approximately $1.5 million.

In November 2019, the Company determined that the PATrOL™ technology license did not meet the criteria to be capitalized as it had not achieved regulatory approval, and as the PATrOL™ technology license was the only identified asset in the transaction, the consideration paid for the license should be expensed as in-process research and development. Additionally, the Company engaged a third party valuation firm to value the Company’s common stock and warrants issued in exchange for the license and the Company identified all components of consideration transferred, including cash consideration of approximately $0.05 million and acquisition costs of approximately $0.04 million. The fair value of Legacy NeuBase common stock and warrants issued in exchange for the license was determined to be approximately $0.8 million and $0.1 million, respectively, based upon a fair value of the Company’s common stock of $1.03 per share.

The consideration paid for the license right is as follows:

Cash consideration	$54,000
Acquisition costs	43,463
Fair value of common stock	844,600
Fair value of warrant liability issued	104,902
Total consideration	$1,046,965

The correction of the accounting treatment and valuations associated with the PATrOL™ technology license resulted in a decrease in intangible assets of approximately $1.5 million at March 31, 2019 and an increase in research and development expense- license acquired of approximately $1.0 million for the six months ended March 31, 2019.

As of March 31, 2019, the fair value of warrants issued was determined to be $0.14 million based on the fair value of Legacy NeuBase common stock of $1.41 per share. The change in fair value of the warrants issued resulted in an increase to Other expense of $0.04 million for the three and six months ended March 31, 2019.

Share-based compensation

In connection with the valuation adjustments to the PATrOL™ technology license consideration, the Company also determined that valuations pertaining to certain share-based awards, due to their proximity to the valuation of the consideration issued in connection with the PATrOL license, should be adjusted as the share-based awards were initially valued using the per share price observed in Legacy NeuBase’s private placement commitments entered into with prospective investors, which was approximately $1.61 per share of Legacy NeuBase common stock.

The fair value of stock option awards granted in the six months ended March 31, 2019 were recalculated using the Black Scholes option pricing model using a per share-price of $1.03 of Legacy NeuBase common stock. The key assumptions used to estimate the fair value of the stock options granted during the six months ended March 31, 2019 included:

Six months ended March 31,
2019
Expected term of options (years)	5.5- 6.0
Expected common stock price volatility	76%
Risk-free interest rate	2.5%
Expected dividend yield	-

Additionally, the fair value of restricted stock granted in the three and six months ended March 31, 2019 were recalculated using a per share-price of $1.27 per share of Legacy NeuBase common stock.

The correction of the valuations and timing of recognizing the awards granted resulted in a restatement of share-based compensation expense and a net decrease of approximately $0.1 million for the three months ended March 31, 2019 and a net decrease of $0.3 million for the six months ended March 31, 2019.

Legacy NeuBase Common Stock Valuations

To determine the fair value of Legacy NeuBase’s common stock, the Company considered, among other things, contemporaneous valuations of the Company’s common stock, the Company’s business, financial condition and results of operations, including related industry trends affecting its operations; the likelihood of achieving a liquidity event, such as an initial public offering, or IPO, or sale, given prevailing market conditions; the lack of marketability of the Company’s common stock; the market performance of comparable publicly traded companies; and U.S. and global economic and capital market conditions.

Restated Amounts

The following tables set forth the effects of the foregoing restatement adjustments on affected line items within the Company’s previously issued unaudited statement of operations for the three and six months ended March 31, 2019, unaudited balance sheet as of March 31, 2019, unaudited statement of cash flows for the six months ended March 31, 2019 and unaudited statement of changes in stockholders’ equity (deficit) for the six months ended March 31, 2019. These tables also include adjustments for certain other immaterial items including the correction of the amortization of the convertible note discount.

Statement of Operations

	For the three months ended March 31, 2019			For the six months ended March 31, 2019
	As Previously Reported	Adjustments	As Restated	As Previously Reported	Adjustments	As Restated
General and administrative expenses	$2,019,087	$(104,719)	$1,914,368	$2,639,779	$(303,401)	$2,336,378
Research and development expenses	37,881	(4,755)	33,126	92,340	(54,338)	38,002
Research and development expenses- license acquired	-	-	-	-	1,046,965	1,046,965
Depreciation and amortization	18,350	(18,350)	-	18,350	(18,350)	-
Total operating expenses	2,075,318	(127,824)	1,947,494	2,750,469	670,876	3,421,345
Loss from operations	(2,075,318)	127,824	(1,947,494)	(2,750,469)	(670,876)	(3,421,345)
Interest expense	(10,298)	(33,316)	(43,614)	(14,819)	(43,432)	(58,251)
Change in fair value of warrant liabilities	-	(38,702)	(38,702)	-	(38,702)	(38,702)
Total other expenses	(10,298)	(72,018)	(82,316)	(14,819)	(82,134)	(96,953)
Net loss	$(2,085,616)	$55,806	$(2,029,810)	$(2,765,288)	$(753,010)	$(3,518,298)
Basic and diluted loss per common share	$(0.33)		$(0.34)	$(0.48)		$(0.60)
Weighted average shares outstanding:
Basic and diluted	6,339,092		5,961,009	5,771,611		5,856,213

Balance Sheet

	March 31, 2019
	As Previously Reported	Adjustments	As Restated
Assets
Intangible assets, net	$1,471,024	$(1,471,024)	$-
Total Assets	1,967,699	(1,471,024)	496,675
Liabilities
Accounts payable and accrued expenses	626,289	1,208	627,497
Warrant liabilities	164,429	(20,825)	143,604
Convertible notes payable	850,000	42,224	892,224
Total Liabilities	1,640,718	22,607	1,663,325
Stockholders' equity (deficit)
Additional paid-in capital	3,134,156	(740,621)	2,393,535
Accumulated deficit	(2,807,240)	(753,010)	(3,560,250)
Total stockholders' equity (deficit)	326,981	(1,493,631)	(1,166,650)
Total liabilities and stockholders' equity (deficit)	$1,967,699	$(1,471,024)	$496,675

Statement of Cash Flows

	For the six months ended March 31, 2019
	As Previously Reported	Adjustments	As Restated
Cash flows from operating activities:
Net loss	$(2,765,288)	$(753,010)	$(3,518,298)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation	1,807,735	(260,261)	1,547,474
Amortization of intangible assets	18,350	(18,350)	-
Research and development expense - license acquired	-	1,046,965	1,046,965
Change in fair value of warrant liabilities	-	38,702	38,702
Non-cash amortization on convertible notes	-	42,224	42,224
Non-cash interest expense on convertible notes	-	16,027	16,027
Changes in operating assets and liabilities
Prepaid expenses and other current assets	-	(2,531)	(2,531)
Accounts payable and accrued expenses	584,792	(14,819)	569,973
Net cash used in operating activities	(354,411)	94,947	(259,464)
Cash flows from investing activities
Purchase of equipment	(31,650)	-	(31,650)
Security deposit	(2,532)	2,532	-
Payment of transaction costs for license acquired	-	(43,463)	(43,463)
Cash paid for license acquired	-	(54,000)	(54,000)
Net cash used in investing activities	(34,182)	(94,931)	(129,113)
Cash flows from financing activities			-
Proceeds from convertible notes payable	600,000	-	600,000
Proceeds from common stock issued for cash	1,500	(26)	1,474
Repurchase of common stock	(14)	-	(14)
Proceeds from prefunded warrant	-	10	10
Net cash used in financing activities	601,486	(16)	601,470
Net increase in cash and cash equivalents	212,893	-	212,893
Cash and cash equivalents, beginning of period	249,600	-	249,600
Cash and cash equivalents, end of period	$462,493	$-	$462,493

Non-cash investing and financing activities:
Issuance of common stock for research and development expense- license acquired	1,324,945	(480,345)	844,600
Fair value of warrant liability issued for research and development expense- license acquired	164,429	(59,527)	104,902

Statement of Changes in Stockholders’ Equity (Deficit)

	Treasury Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance as of March 31, 2019- As Reported	-	$-	6,554,412	$65	$3,134,156	$(2,807,240)	$326,981
Adjustments:
Stock-based compensation	-	-	-	-	(260,261)	-	(260,261)
Issuance of common stock for research and development expense- license acquired	-	-	-	-	(480,345)	-	(480,345)
Issuance of restricted stock for services	-	-	-	-	(15)	-	(15)
Net loss	-	-	-	-	-	(753,010)	(753,010)
Balance as of March 31, 2019- As Restated	-	$-	6,554,412	$65	$2,393,535	$(3,560,250)	$(1,166,650)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly-liquid investments purchased with short term maturities to be cash equivalents. The Company had no cash equivalents as of March 31, 2019.

Fair Value of Financial Instruments

In accordance with ASC 820, the carrying value of cash and cash equivalents, accounts payable and notes payable approximates fair value due to the short-term maturity of these instruments. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 - Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3 - Unobservable inputs, where there is little or no market activity for the asset or liability. These inputs reflect the reporting entity’s own beliefs about the assumptions that market participants would use in pricing the asset or liability, based on the best information available in the circumstances.

The following table presents the Company’s fair value hierarchy for its warrant liabilities measured at fair value on a recurring basis at March 31, 2019:

	Fair Value Measurements as of March 31, 2019
	(Level 1)	(Level 2)	(Level 3)	Total
Liabilities
Warrant liabilities	$-	$-	$143,604	$143,604

The fair value of the warrant liabilities as of March 31, 2019 was based on the estimated fair value of the Company’s common stock of $1.41 per share. The assumptions used in determining the price per share as of March 31, 2019 include the price per share of $1.61 observed in Legacy NeuBase’s private placement commitments entered into with prospective investors and a discount for a lack of marketability of approximately 12.7%. The Company deemed it reasonable to value the warrants in this manner as the nature of the warrants more likely resembles shares of common stock rather than the right to purchase shares at a future date. Factors considered in reaching this conclusion include that the exercise price of the warrant shares is a nominal amount and that the warrant shares will be automatically exercised in full and converted into common shares upon the occurrence of the triggering event.

The change in fair value of the warrant liabilities for the three and six months ended March 31, 2019 is as follows:

Fair value as of September 30, 2018	$-
Warrants issued in connection with license acquired	104,902
Fair value as of December 31, 2018	104,902
Change in fair value	38,702
Fair value as of March 31, 2019	$143,604

Research and Development

Research and development expenses are expensed in the statements of operations as incurred in accordance with FASB ASC 730, Research and Development. Research and development expenses include patent, share-based compensation and legal fees. The Company incurred net research and development expenses of $33,126 and $38,002, respectively, for the three months and six months ended March 31, 2019.

Research and Development Expense- Licenses Acquired

The Company evaluates whether acquired intangible assets are a business under applicable accounting standards.  Additionally, the Company evaluates whether the acquired assets have an alternative future use. Intangible assets that do not have alternative future use are considered acquired in-process research and development.  When the acquired in-process research and development assets are not part of a business combination, the value of the consideration paid is expensed on the acquisition date.  Future costs to develop these assets are recorded to research and development expense as they are incurred.

Related Parties

The Company follows the provisions of ASC 850, “Related Party Disclosures”, which requires the nature of the relationship, a description of the transactions, and amounts including transactions which no amounts or nominal amounts were ascribed, and periods of the transactions to be disclosed.

A party is considered to be related to us if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with us. Related parties also include our principal owners, our management, members of the immediate families of our principal owners and our management and other parties with which we may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties, or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests, is also a related party.

Recent Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its consolidated financial position or results of operations.

In June 2018, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standard Update (“ASU”) 2018-07, Compensation- Stock Compensation (Topic 718) Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The guidance also specifies that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The Company early adopted this standard as of October 1, 2018. The Company did not grant share-based payment awards during the period from August 28, 2018 (inception) through September 30, 2018. Accordingly, the adoption of this standard did not have a material effect on the Company’s consolidated financial statements and related disclosures.

The Company has decided to early adopt the amendments in ASU 2017-11 Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Companies and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception, effective at the Company’s inception date.

NOTE 4 – LICENSE AGREEMENT WITH CARNEGIE MELLON UNIVERSITY

On December 17, 2018, the Company entered into the CMU License Agreement. Under the CMU License Agreement, CMU granted the Company an exclusive, worldwide right to the PATrOL™ technology, with patents and patent applications describing composition of matter and uses of the platform.

As partial consideration for the license right, the Company issued and delivered to CMU 820,000 shares of the Company’s common stock, which constituted 8.2% of the then fully-diluted capitalization of the Company. Further, as partial consideration for the license right, the Company issued a warrant to CMU, exercisable only upon the earlier of (i) the day that the Company receives cumulative capital funding or revenues equal to $2 million or (ii) 30 days prior to any change of control event that provides for the issuance of shares, for a number of shares of the Company’s common stock sufficient such that when added to the 820,000 shares of the Company’s common stock, CMU holds in the aggregate an amount equal to 8.2% of the fully-diluted capitalization of the Company; provided, however, that for purposes of calculating 8.2%, only the first $2 million of capital funding shall be considered in the determination of the Company’s fully-diluted capitalization. Under the CMU License Agreement, CMU has preemptive rights with respect to certain future sales of securities by the Company for capital-raising purposes, “piggyback” registration rights and co-sale rights with respect to certain resales of shares of the Company by the Company’s stockholders.

Pursuant to the CMU License Agreement, the Company must achieve certain milestones to demonstrate certain developments of the licensed product. The Company may obtain one six-month extension to meet each milestone with a nominal payment to CMU. Further, subject to certain conditions, the Company will pay to CMU royalties at a percentage of net sales in the low single digits and sublicensing fees.

The Company recognized research and development expense totaling approximately $1,046,965 during the six months ended March 31, 2019 for the value of consideration paid in connection with the license agreement. The consideration paid for the license right is as follows:

Cash consideration	$54,000
Acquisition costs	43,463
Fair value of common stock	844,600
Fair value of warrant liability issued	104,902
Total consideration	$1,046,965

NOTE 5 – EQUITY

Common Stock

The Company’s Board of Directors has the authority to issue up to 15,000,000 shares of common stock, $0.00001 par value per share. At September 30, 2018, the Company had sold 5,620,000 shares of restricted common stock to the Company’s founders and other employees and service providers for gross proceeds of $55 and a subscription receivable of $1. The restricted stock issued to the Company’s employees may be repurchased by the Company for a 36 month period following the purchase of the restricted common stock, subject to the amount available for repurchase, in the event the purchaser is no longer providing services to the Company. Shares subject to repurchase may be repurchased by the Company at a price per share equal to the lesser of (i) the fair market value of the shares at the time the repurchase option is exercised, as determined by the Company’s Board of Directors, and (ii) the original purchase price. The Company may exercise its repurchase option as to any or all of the shares available for repurchase at any time after the restricted stock purchaser ceases to provide services to the Company. During the first quarter of fiscal year 2019, the Company repurchased 1,375,000 shares of common stock resulting in an increase of $14 in the Company’s treasury stock balance. During the quarter ended March 31, 2019, the Company retired the 1,375,000 shares of treasury stock, thereby eliminating any treasury stock balance.

Between March 5, 2019 and March 7, 2019, the Company entered into irrevocable commitment letters with certain accredited investors, pursuant to which, such investors irrevocably committed to purchase shares of the Company’s common stock immediately prior to the Ohr Acquisition in a private placement transaction for an aggregate purchase price of approximately $8.4 million, (the “Pre-Acquisition Financing”).

Equity Incentive Plan

The Board of Directors has the authority to issue up to 3,275,000 stock options, stock appreciation rights, and restricted shares of common stock pursuant to the Company’s 2018 Equity Incentive Plan (the “Plan”). During the six months ended March 31, 2019, the Company’s Board of Directors reduced the amount of shares authorized under the plan from 4,400,000 to 3,275,000.

Stock Based Compensation

The Company follows the provisions of ASC 718 – Stock Compensation which requires all share-based payments to employees and nonemployees, including grants of employee stock options, be recognized in the income statement based on their fair values. The fair value of the Company’s common stock was estimated to be $1.03 per share at December 31, 2018, $1.27 at January 2, 2019 and $1.41 at March 31, 2019. In order to determine the fair value, the Company considered, among other things, contemporaneous valuations of the Company’s common stock, the Company’s business, financial condition and results of operations, including related industry trends affecting its operations; the likelihood of achieving a liquidity event, such as an initial public offering, or IPO, or sale, given prevailing market conditions; the lack of marketability of the Company’s common stock; the market performance of comparable publicly traded companies; and U.S. and global economic and capital market conditions.

Options. In December 2018, the Company granted options to purchase an aggregate of 3,275,000 shares of common stock to an executive officer and a consultant. The options vest in equal monthly installments over a period of forty-eight months and twenty-four months, respectively, from the vesting commencement dates. The options have an exercise price of $0.001 per share and expire ten years from the grant dates.

The following assumptions were used to calculate the fair value of options on the date of grant:

Expected term	5.5 to 6.0 years
Expected volatility	76%
Expected dividends	0%
Risk-free rates	2.50%

The fair value of stock option grants are estimated on the date of grant using the Black-Scholes option-pricing model. The Company was historically a private company and lacked company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies. Additionally, due to an insufficient history with respect to stock option activity and post-vesting cancellations, the expected term assumption for employee grants is based on a permitted simplified method, which is based on the vesting period and contractual term for each tranche of awards. The mid-point between the weighted-average vesting term and the expiration date is used as the expected term under this method. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect for time periods approximately equal to the expected term of the award. Expected dividend yield is zero based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

During the three and six month period ended March 31, 2019, the Company recognized $737,643 and $1,030,946, respectively, of expense related to options granted. Unamortized option expense as of March 31, 2019 for all options outstanding amounted to $2,342,304. The Company expects to recognize this compensation cost over a weighted-average period of 1.74 years.

Below is a table summarizing activity for the six months ended March 31, 2019.

	Number of shares	Weighted Average Exercise Price
Options outstanding at September 30, 2018	—	—
Granted	3,275,000	$0.001
Exercised	—	—
Forfeited or expired	—	—
Options outstanding at March 31, 2019	3,275,000	$0.001
Exercisable at March 31, 2019	481,250	$0.001

As of March 31, 2019, the outstanding options have a weighted average remaining term of 9.75 years and an intrinsic value of $4,614,475.

Restricted Stock. In the three and six months ended March 31, 2019, the Company sold restricted stock to consultants for services to be provided to the Company and entered into related restricted stock agreements. The gross proceeds from the sale of the restricted stock was approximately $1,500. The restricted stock awards generally vest over a period of 3 years, subject to the following accelerated vesting: (a) 100% vesting in the event a Merger is consummated prior December 31, 2019, (b) 33.3% vesting in the event the Company consummates a financing greater than $4,000,000, (c) 50% vesting in the event the Company terminates the consulting agreement without cause on or prior to December 31, 2019. Upon closing of the Ohr Acquisition, the Company accelerated the vesting of the restricted stock issued to the consultants accordingly.

The agreement shall automatically terminate on the earlier of (a) December 31, 2019 if no Merger or Qualified Financing has occurred on or before December 31, 2019 or (b) the 3 year anniversary if a Qualified Financing occurred on or before December 31, 2019. The price per share at the measurement date was estimated using the fair value of the Company’s common stock on the date of grant.

Below is a table summarizing the nonvested restricted stock shares as of March 31, 2019:

	Shares	Weighted Average Grant Date Fair Value
Nonvested at September 30, 2018	—	—
Granted	1,489,412	1.27
Vested	(82,745)	1.27
Forfeited	—	—
Nonvested at March 31, 2019	1,406,667	1.27

During the three and six month period ended March 31, 2019, the Company recognized $516,528 of expense resulting from restricted stock issued as stock based compensation. As of March 31, 2019, there was $1,375,042 of unamortized expense which is expected to be recognized over a weighted average period of 1.38 years.

Equity Issuance for License Rights

As described in Note 4, on December 17, 2018, the Company entered into an agreement with CMU in which the Company acquired rights to certain technology owned and licensed by CMU relating to the Company’s development programs. As consideration for the license rights granted by CMU, the Company issued 820,000 shares of common stock and a warrant exercisable only upon the earlier of (i) the day that the Company receives cumulative capital funding or revenues equal to $2 million or (ii) 30 days prior to any change of control event that provides for the issuance of shares, for a number of shares of the Company’s common stock sufficient such that when added to the 820,000 shares of the Company’s common stock, Carnegie Mellon holds in the aggregate an amount equal to 8.2% of the fully -diluted capitalization of the Company; provided, however, that for purposes of calculating 8.2%, only the first $2 million of capital funding shall be considered in the determination of the Company’s fully-diluted capitalization. The aggregate purchase price of the CMU warrant is $10.

As of March 31, 2019, the Company estimates that 101,847 warrants to purchase common stock will be issuable pursuant to the warrant. Accordingly, the Company has recorded the warrant at a fair value of $143,604 as of March 31, 2019 based on the estimated fair value of the Company’s common stock as of March 31, 2019. The Company deemed it reasonable to value the warrants in this manner as the nature of the warrants more likely resembles shares of common stock rather than the right to purchase shares at a future date. Factors considered in reaching this conclusion include that the exercise price of the warrant shares is a nominal amount and that the warrant shares will be automatically exercised in full and converted into common shares upon the occurrence of the triggering event.

NOTE 6 – FINANCING

Between March 5, 2019 and March 7, 2019, the Company entered into the Pre-Acquisition Financing irrevocable commitment letters with certain accredited investors.

NOTE 7 – CONVERTIBLE NOTES PAYABLE

On September 12, 2018, the Company issued a convertible promissory note in the amount of $250,000 to an investor. The note is subject to annual interest of 6% and matures on September 11, 2020. The outstanding principal and accrued interest of the note automatically converts to equity at a 10% discount to the price per share paid by other purchasers of preferred or common stock in a qualified financing of at least $5,000,000.

On January 21, 2019, the Company issued a convertible promissory note in the amount of $250,000 to a related party. The note is subject to annual interest of 6% and matures on January 21, 2021. The outstanding principal and accrued interest of the note automatically converts to equity at a 10% discount to the price per share paid by other purchasers of preferred or common stock in a qualified financing of at least $2,000,000.

On January 30, 2019, the Company issued an additional convertible promissory note in the amount of $250,000 to an investor. The note is subject to annual interest of 6% and matures on January 30, 2021. The outstanding principal and accrued interest of the note automatically converts to equity at a 10% discount to the price per share paid by other purchasers of preferred or common stock in a qualified financing of at least $2,000,000.

On February 4, 2019, the Company issued an additional convertible promissory note in the amount of $100,000 to an investor. The note is subject to 6% interest and mature on February 3, 2021. The outstanding principal and accrued interest of the note automatically converts to equity at a 10% discount to the price per share paid by other purchasers of preferred or common stock in a qualified financing of at least $2,000,000.

During the three and six months ended March 31, 2019, the Company recorded cumulative interest expense of $43,614 and $58,251, respectively, which includes approximately $32,610 and $42,224, respectively, related to the amortization of the debt discount on the convertible note agreements. As of March 31, 2019, accrued interest expense related to the convertible promissory notes was $16,027.

The Company has decided to early adopt the amendments in ASU 2017-11 related to the accounting classification of financial instruments that include down round features. As a result of the early adoption of ASU 2017-11, the Company determined that the contingent conversion option does not qualify for derivative accounting. The Company also evaluated the convertible notes for a beneficiation conversion feature and determined that none exists as of the date the notes were issued.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

On March 12, 2019, the Company entered into a sublease agreement with StartUptown. The monthly rent on the one year lease is $2,532 and the Company provided a security deposit of $2,532 upon signature of the agreement. The total sublease liability for the term of the lease is $30,381 excluding the security deposit. The sublease includes an option to extend the agreement for up to six months.

Various lawsuits, claims and other contingencies arise in the ordinary course of the Company’s business activities. While the ultimate outcome of the aforementioned contingencies are not determinable at this time, management believes that any liability or loss resulting therefrom will not materially affect the financial position, results of operations or cash flows of the Company.

NOTE 9 – RELATED PARTY TRANSACTIONS

From inception through the period ended December 31, 2018, the Company utilized the services of LifeX Labs LLC (“LifeX”). These services included accounting consultation and office space rental. Dietrich Stephan, NeuBase CEO, was the CEO and a director of LifeX until December 28, 2018, when he resigned all positions within LifeX.

On January 8, 2019, LifeX terminated the agreement with the Company, and accordingly, the Company has no remaining obligations under the agreement. Through the termination date, $8,995 was paid to LifeX for services.

On January 21, 2019, the Company issued a convertible promissory note in the amount of $250,000 to a related party. The note is subject to annual interest of 6% and matures on January 21, 2021. The outstanding principal and accrued interest of the note automatically converts to equity at a 10% discount to the price per share paid by other purchasers of preferred or common stock in a qualified financing of at least $2,000,000.

On March 12, 2019, the Company entered into a sublease agreement with StartUptown, an entity controlled by Carnegie Mellon University. Carnegie Mellon University is a related party to the Company since it is a holder of more than 5% of the Company’s outstanding capital stock. The monthly rent on the one year lease is $2,532 and the Company provided a security deposit of $2,532 upon execution of the agreement. The total sublease liability for the term of the lease is $30,381 excluding the security deposit. The sublease includes an option to extend the agreement for up to six months.

NOTE 10 – SUBSEQUENT EVENTS

The Company evaluated subsequent events through May 22, 2019, the date of which these statements were available for issuance and identified the following subsequent events.

On May 21, 2019, NeuBase entered into an amendment to the sublease agreement with StartUptown, an entity controlled by Carnegie Mellon University, to increase NeuBase’s office space. The monthly rent on the one year lease was increased from $2,532 to $4,521 per month. All other material terms remained the same.